Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Upland Software, Inc. of our report dated June 27, 2017, relating to the consolidated financial statements of Qvidian Corporation and Subsidiary as of and for the year ended December 31, 2016 included in Form 8-K/A (File No. 001-36720).

We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
December 12, 2018